                                                                   Exhibit 10.9


                      GROUP INSURANCE PLAN - ROSS STORES, INC.
                                      MEDICAL

TABLE OF CONTENTS


Certification

THE SCHEDULE

Section 125 Plan

HOW TO FILE YOUR CLAIM

Eligibility - Effective Date

Comprehensive Medical Benefits

Prescription Drug Benefits

General Limitations

Medicare Eligibles

Coordination of Benefits

Conditional Claim

Payment of Benefits

Termination of Insurance

Benefits Extension

Accident and Health Provisions

Summary Plan Description

Definitions

SERVICES AVAILABLE IN CONJUNCTION WITH YOUR MEDICAL PLAN
The following several pages describe helpful services available in conjunction with your medical plan. You can access these services simply by calling the toll-free number shown on the back of your ID card. These services are provided by Intracorp, a CIGNA Company and can help ensure that you and your covered Dependents benefit fully from your medical coverage.
 For example:
          Through CIGNA'S TOLL-FREE CARE LINE, you can talk to a trained registered nurse who will help answer general benefit questions and will provide you with the names of participating providers in your area and in other cities should you require medical care while away from home.
          CASE MANAGEMENT services help individuals with short-term and catastrophic medical conditions by offering appropriate treatment options which meet the patient's needs and keep costs manageable.
You are encouraged to maximize the benefits under your medical plan by taking advantage of these important services.

CIGNA'S TOLL-FREE CARE LINE
CIGNA's toll-free care line is a medical advisory service provided through Intracorp, a CIGNA company. You can talk to a Registered Nurse (RN) during normal business hours, Monday through Friday, simply by calling the toll-free number shown on your ID card. All calls are confidential. CIGNA's toll-free care line RNs can help answer general benefit questions, such as questions regarding pre-admission certification, and can provide assistance in locating physicians, hospitals and other health care services.
CIGNA's toll-free care line personnel can also provide you with the names of participating providers. If you or your dependents need medical care, you may consult your Physician Guide which lists the participating providers in your area or call CIGNA's toll-free number for assistance. And, if you or your dependents need medical care while away from home, you may have access to a national network of participating providers through CIGNA's Away-From-Home Care feature. Call CIGNA's toll-free care line for the names of participating providers in other network areas. Whether you obtain the name of a participating provider from your Physician Guide or through the care line, it is recommended that you call the provider to confirm that he or she is a current participant in the CIGNA Preferred Provider Program prior to making an appointment.
CIGNA's toll-free care line personnel cannot: answer specific questions about your medical coverage or claims, provide medical opinions, comment on the competency or reputation of a provider, prescribe medication, give diagnoses or advice about treatment. You may be referred to an appropriate resource for questions related to these topics.

CASE MANAGEMENT
Case Management is a service provided through Intracorp, a CIGNA Company, which assists individuals with treatment needs that extend beyond the acute care setting. The goal of Case Management is to ensure that patients receive appropriate care in the most effective setting possible whether at home, as an outpatient, or an inpatient in a hospital or specialized facility. Should the need for Case Management arise, a Case Management professional will work closely with the patient, his or her family and the attending physician to determine appropriate treatment options which will best meet the patient's needs and keep costs manageable. The Case Manager will help coordinate the treatment program and arrange for necessary resources. Case Managers are also available to answer questions and provide ongoing support for the family in times of medical crisis.
Intracorp Case Managers are Registered Nurses (RNs) and other credentialed health care professionals, each trained in a clinical specialty area such as trauma, high risk pregnancy and neonates, oncology, mental health, rehabilitation or general medicine and surgery. A Case Manager trained in the appropriate clinical specialty area will be assigned to you or your dependent. In addition, Case Managers are supported by a panel of physician advisors who offer guidance on up-to-date treatment programs and medical technology. While the Case Manager recommends alternate treatment programs and helps coordinate needed resources, the patient's attending physician remains responsible for the actual medical care.

     1. You, your dependent or an attending physician can request Case Management services by calling the TOLL-FREE CARE LINE NUMBER shown on the back of your ID card during normal business hours, Monday through Friday. In addition, your employer, a claim office or a utilization review program (see the PAC/CSR section of your certificate) may refer an individual for Case Management.
     2. Intracorp assesses each case to determine whether Case Management is appropriate.
     3. You or your dependent is contacted by an assigned Case Manager who explains in detail how the program works. Participation in the program is voluntary - no penalty or benefit reduction is imposed if you do not wish to participate in Case Management.
     4. Following an initial assessment, the Case Manager works with you, your family and physician to determine the needs of the patient and to identify what alternate treatment programs are available. (For example, in-home medical care in lieu of an extended hospital convalescence.) You are not penalized if the alternate treatment program is not followed.
     5. The Case Manager arranges for alternate treatment services and supplies, as needed. (For example, nursing services or a hospital bed and other durable medical equipment for the home.)
     6. The Case Manager also acts as a liaison between the insurer, the patient, his or her family and physician as needed. (For example, by helping you to understand a complex medical diagnosis or treatment plan.)
     7. Once the alternate treatment program is in place, the Case Manager continues to manage the case to ensure the treatment program remains appropriate to the patient's needs.
While participation in Case Management is strictly voluntary, Case Management professionals can offer quality, cost-effective treatment alternatives, as well as provide assistance in obtaining needed medical resources and ongoing family support in a time of need.

NOTICE
HEALTH CARE SERVICES
     A denial of claim or a clinical decision regarding health care services will be made by qualified clinical personnel. Notice of denial or determination will include information regarding the basis for denial or determination and any further appeal rights.

AUTHORIZATION
     No authorization will be required prior to receiving Emergency Services.

NON-ENGLISH ASSISTANCE
     For non-English assistance in speaking to Member Services, please use the translation service provided by AT+T. For a translated document, please contact your Member Services Representative.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY a CIGNA company (called CG) certifies that it insures certain Employees for the benefits provided by the following policy(s):

POLICYHOLDER:    ROSS STORES, INC.

GROUP POLICY(S) -- COVERAGE
2244113-05     MEDICAL EXPENSE

CERTIFICATE DATE:   January 1, 1998
This certificate describes the main features of the insurance. It does not waive or alter any of the terms of the policy(s). If questions arise, the policy(s) will govern.

This certificate takes the place of any other issued to you on a prior date which described the insurance.

                                EXPLANATION OF TERMS

You will find terms starting with capital letters throughout your certificate. To help you understand your benefits, most of these terms are defined in the Definitions section of your certificate.

                                    THE SCHEDULE

     THE SCHEDULE IS A BRIEF OUTLINE OF YOUR MAXIMUM BENEFITS WHICH MAY BE PAYABLE UNDER YOUR INSURANCE. FOR A FULL DESCRIPTION OF EACH BENEFIT, REFER TO THE APPROPRIATE SECTION LISTED IN THE TABLE OF CONTENTS.

COMPREHENSIVE MEDICAL BENEFITS

FOR YOU AND YOUR DEPENDENTS   THIS PLAN WILL PAY:


LIFETIME MAXIMUM              Unlimited
 BENEFIT

MAXIMUM BENEFITS


Inpatient Mental Illness      150 days

Maximum
 (Calendar Year)



Outpatient Mental Illness,    150 visits

Alcohol and Drug Abuse
 Maximum
 (Calendar Year)


Lifetime Inpatient and        $150,000
 Outpatient Alcohol and
 Drug Abuse Maximum


Outpatient Rehabilitative     Unlimited
 Therapy Maximum


External Prosthesis Maximum   Unlimited


Durable Medical Equipment     Unlimited
Maximum


Preventive Care Maximum       Unlimited


Home Health Care Maximum      120 visits per calendar year


Hospice Care Maximum          Unlimited

                                    THE SCHEDULE

FOR YOU AND YOUR DEPENDENTS        THIS PLAN WILL PAY:

COVERED EXPENSE DAILY LIMIT

Skilled Nursing                    120 days per calendar year
 Facility Maximum

Infertility Maximum                Artifical insemination is limited
                                   to 3 attempts per cycle, 8 cycles
                                   per lifetime

Participating Provider Hospital    100% of the negotiated rate

Non-Participating Provider
Hospital                           100%

Participating Provider             100%
Hospice Facility

Non-Participating Provider         100%
Hospice Facility


Skilled Nursing Facility           100% for up to 120 days in a
                                   calendar year

COPAYMENTS/DEDUCTIBLES
     Copayments are expenses to be paid by you or your Dependent for the services received.

Participating Provider Office
 Visit Copayment

 All Office Visits                 No charge

BENEFIT PERCENTAGE
     The Benefit Percentage for Covered Expenses incurred for charges made by a Participating or a Non-Participating Provider is as follows:


                           PARTICIPATING        NON-PARTICIPATING
                             PROVIDER             PROVIDER

Inpatient Alcohol and         100%                 100%
 Drug Abuse

Outpatient Mental Illness,    100%                 100%
Alcohol and Drug Abuse

Emergency Services            100%                 100%

Well-Baby Care                100%                 100%

Preventive Care               100%                 100%

All Other Covered Expenses    100%                 100%

MATERNITY HOSPITAL STAY
     Group health plans and health insurance issuers offering group health insurance coverage generally may not, under federal law, restrict benefits for any Hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a normal vaginal delivery, or less than 96 hours following a cesarean section, or require that a provider obtain authorization from the plan or insurance issuer for prescribing a length of stay not in excess of the above periods. This does not guarantee coverage for childbirth. Please review this Plan for further details on the specific coverage available to you and your Dependents under this Plan.

PAC/CSR REQUIREMENTS. Pre-Admission Certification (PAC) and Continued Stay Review (CSR) refer to the process used to certify the medical necessity and length of any Hospital Confinement as a registered bed patient. PAC and CSR are performed through a utilization review program by a Review Organization with which CG has contracted. PAC should be requested by you or your Dependent for each inpatient Hospital admission. CSR should be requested, prior to the end of the certified length of stay, for continued inpatient Hospital Confinement.
     Expenses incurred for which benefits would otherwise be paid under this plan will not include the first $300 of Hospital charges made for each separate admission to the Hospital as a registered bed patient unless PAC is received:
(a) prior to the date of admission; or (b) in the case of an emergency admission, by the end of the second scheduled work day after the date of admission.
     The amount otherwise payable under this plan for the Hospital charges listed below will be reduced by 50% for:
          Hospital charges for Bed and Board, during a Hospital Confinement for which PAC is performed, which are made for any day in excess of the number of days certified through PAC or CSR; and any Hospital charges made during any Hospital Confinement as a registered bed patient: (a) for which PAC was performed; but (b) which was not certified as medically necessary.

     In any case, those expenses incurred for which payment is excluded by the terms set forth above will not be considered as expenses incurred for the purpose of any other part of this plan, except for the "Coordination of Benefits" section.
     You should start the PAC process by calling the Review Organization prior to an elective admission, or in the case of an emergency admission, by the end of the first scheduled work day after the admission. For an admission due to pregnancy, you should call the Review Organization by the end of the third month of pregnancy. The Review Organization will continue to monitor the confinement until you are discharged from the Hospital. The results of the review will be communicated to you, the attending Physician, and CG.
     The Review Organization is an organization with a staff of Registered Graduate Nurses and other trained staff members who perform the PAC and CSR process in conjunction with consultant Physicians.

PRESCRIPTION DRUG BENEFITS
     You and your Dependent must pay a portion of Covered Prescription Drugs to receive Prescription Drug Benefits. That portion is described below.

COPAYMENT
     Copayment is that portion of Covered Prescription Drugs which you or your Dependent is required to pay under this benefit.

PARTICIPATING RETAIL PHARMACY COPAYMENT

For each Prescription Order             No charge

PARTICIPATING MAIL-ORDER PHARMACY COPAYMENT

For each Prescription Order             No charge

SECTION 125 PLAN

Your Employer has agreed to provide benefits according to Section 125 of the Internal Revenue Code. A Section 125 plan is a written group insurance plan which allows Employees a choice among two or more benefits consisting of salary
(cash) and non-taxable benefits. Non-taxable benefits may be in the form of salary reduction. Therefore, normally taxable salary remains Employer money and is put toward benefits tax-free. Because your group insurance plan is a Section 125 plan, certain provisions of this certificate are superseded as described below.

NO LONGER IN ACTIVE SERVICE
     If you return to Active Service within the same benefit plan year following your termination of employment, Section 125 plan provisions supersede the "Eligibility - Effective Date" section under the "Eligibility For Employee Insurance" provisions of your certificate as follows:
          If your insurance ceases due to your termination of employment, your Employer may allow you to become insured again for your previously selected benefits upon your return to Active Service.

TERMINATION OF INSURANCE DUE TO FAILURE TO PAY PREMIUM
     If you fail to pay premium resulting in termination of your group insurance coverage, Section 125 plan provisions supersede the "Eligibility - Effective Date'' section under the "Eligibility For Employee Insurance" provisions of your certificate as follows:
          If your insurance ceases due to your failure to pay required premium, unless you are not in Active Service due to qualified leave of absence under the Family and Medical Leave Act of 1993, you will not be permitted to elect any coverage until the next Open Enrollment Period.
In addition, due to failure to pay premium resulting in termination of your group insurance coverage, Section 125 plan provisions supersede the "Eligibility
- Effective Date" section under the "Late Entrant - Employee" provisions of your certificate as follows:
          You may not enroll as a Late Entrant by providing evidence of good health, if your coverage terminates due to cancellation of your payroll deduction. You are not considered enrolled in the group insurance plan. You will not be able to select group insurance coverage until the next benefit plan year.

CHANGE IN FAMILY STATUS
     Due to a change in your family status, which changes your coverage needs, you may be eligible to change your benefits. Section 125 plan provisions supersede the "Eligibility - Effective Date" section under the "Eligibility For Employee Insurance" provisions in your certificate as follows:
          You may be eligible to change your original selection of benefits when a change in your family status occurs. Consult your Employer for details.

HOW TO FILE YOUR CLAIM
     The prompt filing of any required claim form will result in faster payment of your claim.
     You may get the required claim forms from your Benefit Plan Administrator. All fully completed claim forms and bills should be sent directly to your servicing CG Claim Office.
     Depending on your Group Insurance Plan benefits, file your claim forms as described below.
     If you utilize a CIGNA participating provider that provider will usually file the claim on your behalf. If you do not utilize a CIGNA provider, claim submission will be your responsibility.

HOSPITAL CONFINEMENT
     If possible, get your Group Medical Insurance claim form before you are admitted to the Hospital. This form will make your admission easier and any cash deposit usually required will be waived.
     If you have a Benefit Identification Card, present it at the admission office at the time of your admission. The card certifies that you are insured and tells the Hospital to send its bills directly to CG.

DOCTOR'S BILLS AND OTHER MEDICAL EXPENSES
     The first Medical Claim should be filed as soon as you have incurred covered expenses. Itemized copies of your bills should be sent with the claim form. If you have any additional bills after the first treatment, file them periodically.

CLAIM REMINDERS
          BE SURE TO USE YOUR SOCIAL SECURITY AND ACCOUNT NUMBER WHEN YOU FILE CG'S CLAIM FORMS, OR WHEN YOU CALL YOUR CG CLAIM OFFICE.
     YOUR ACCOUNT NUMBER IS 2244113.
          PROMPT FILING OF ANY REQUIRED CLAIM FORMS RESULTS IN FASTER PAYMENT OF YOUR CLAIMS.

WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit is guilty of a crime and may be subject to fines and confinement in prison.

ELIGIBILITY - EFFECTIVE DATE
ELIGIBILITY FOR EMPLOYEE INSURANCE
     You will become eligible for insurance on the day you complete the waiting period if:
          you are in a Class of Eligible Employees; and you are an eligible, full-time Employee.
Initial Employee Group: You are in the Initial Employee Group if you are employed in a class of employees on the date that class of employees becomes a Class of Eligible Employees as determined by your Employer.
New Employee Group: You are in the New Employee Group if you are not in the Initial Employee Group.

ELIGIBILITY FOR DEPENDENT INSURANCE
     You will become eligible for Dependent insurance on the later of:
          the day you become eligible for yourself; or the day you acquire your first Dependent.

WAITING PERIOD
     Initial Employee Group: None
     New Employee Group: Date of hire

CLASSES OF ELIGIBLE EMPLOYEES
     All Employees as specified by your Employer

ELIGIBILITY - EFFECTIVE DATE
EMPLOYEE INSURANCE
     This plan is offered to you as an Employee.

EFFECTIVE DATE OF YOUR INSURANCE
     You will become insured on the date you become eligible.
     If you are not in Active Service on the date you would otherwise become insured, you will become insured on the date you return to Active Service.

EFFECTIVE DATE OF DEPENDENT INSURANCE
     Insurance for your Dependents will become effective on the date you become eligible for Dependent Insurance. All of your Dependents as defined will be included.
     Your Dependents will be insured only if you are insured.

EXCEPTION FOR NEWBORNS
     Any Dependent child born while you are insured for Medical Insurance will become insured for Medical Insurance on the date of his birth if you elect Dependent Medical Insurance no later than 31 days after his birth. If you do not elect to insure your newborn child within such 31 days, coverage for that child will end on the 31st day. No benefits for expenses incurred beyond the 31st day will be payable.
If you acquire a new Dependent through marriage, birth, adoption or placement for adoption, you may enroll yourself and your Dependents provided you request enrollment by the last day of the 30-day period which begins on the day of the event. Coverage will be effective for a spouse, on the first day of the month after enrollment, and for a child, on the date of birth, adoption, or placement for adoption. If you are covered by a plan which includes a Pre-existing Condition limitation, the limitation will apply to you and your Dependents upon enrollment, reduced by prior Creditable Coverage.

REQUIREMENTS OF THE OMNIBUS BUDGET RECONCILIATION ACT OF 1993 (OBRA'93)
THESE HEALTH COVERAGE REQUIREMENTS DO NOT APPLY TO ANY BENEFITS FOR LOSS OF LIFE, DISMEMBERMENT OR LOSS OF INCOME.
     Any other provisions in this certificate that provide for: (a) the definition of an adopted child and the effective date of eligibility for coverage of that child; and (b) eligibility requirements for a child for whom a court order for medical support is issued; are superseded by these provisions required by the federal Omnibus Budget Reconciliation Act of 1993, where applicable.

A. ELIGIBILITY FOR COVERAGE UNDER A QUALIFIED MEDICAL CHILD SUPPORT ORDER
     If a Qualified Medical Child Support Order is issued for your child, that child will be eligible for coverage as required by the order and you will not be considered a Late Entrant for Dependent Insurance.
     You must notify your Employer and elect coverage for that child as soon as reasonably possible.

QUALIFIED MEDICAL CHILD SUPPORT ORDER
     A Qualified Medical Child Support Order is a judgment, decree or order (including approval of a settlement agreement) issued by a court of competent jurisdiction, and satisfies all of the following:
     1. the order specifies your name and last known address, and the child's name and last known address;
     2. the order provides a description of the coverage to be provided, or the manner in which the type of coverage is to be determined;
     3.   the order states the period to which it applies; and
     4.   the order specifies each plan that it applies to.
     The Qualified Medical Child Support Order may not require the health insurance policy to provide coverage for any type or form of benefit not otherwise provided under the policy.

B. ELIGIBILITY FOR COVERAGE FOR ADOPTED CHILDREN
     Any child under the age of 18 who is adopted by you, including a child who is placed with you for adoption, will be eligible for Dependent Insurance upon the date of placement with you. A child will be considered placed for adoption when you become legally obligated to support that child, totally or partially, prior to that child's adoption.
     If a child placed for adoption is not adopted, all health coverage ceases when the placement ends, and will not be continued.
     The provisions in the "Exceptions for Newborns" section of this certificate that describe requirements for enrollment and effective date of insurance will also apply to an adopted child or a child placed with you for adoption.

COMPREHENSIVE MEDICAL BENEFITS
FOR YOU AND YOUR DEPENDENTS
     If you or any one of your Dependents, while insured for these benefits, incurs Covered Expenses, CG will pay an amount determined as follows:
     The Benefit Percentage of Covered Expenses incurred as shown in The
     Schedule.
     Payment of any benefits will be subject to: (a) any applicable Copayments, deductibles and maximum benefits shown in The Schedule; (b) the Maximum Benefit Provision; and (c) any Mental Illness, Alcohol and Drug Abuse Maximums.

COMPREHENSIVE MEDICAL BENEFITS
MAXIMUM BENEFIT PROVISION
     The total amount of Comprehensive Medical Benefits payable for all expenses incurred during a person's lifetime will not exceed the Maximum Benefit shown in The Schedule.

INPATIENT MENTAL ILLNESS, ALCOHOL AND DRUG ABUSE
 Maximums (Calendar Year)
     The total number of days for which benefits are payable for all expenses incurred in any calendar year while a person is Confined in a Hospital due to mental illness, alcohol or drug abuse will not exceed any Inpatient Maximums as shown in The Schedule for those causes.

OUTPATIENT MENTAL ILLNESS, ALCOHOL AND DRUG ABUSE
 Maximums (Calendar Year)
     The total number of visits for which benefits are payable or the maximum amount payable for all expenses incurred in any calendar year due to mental illness, alcohol or drug abuse while a person is not Confined in a Hospital will not exceed any Outpatient Maximums as shown in The Schedule for those causes.

LIFETIME INPATIENT AND OUTPATIENT ALCOHOL AND DRUG ABUSE MAXIMUMS
     The total amount of Comprehensive Medical Benefits payable for all expenses incurred for a person in his lifetime due to mental illness, alcohol or drug abuse will not exceed any Lifetime Inpatient and Outpatient Alcohol and Drug Abuse Maximums as shown in The Schedule for those causes.

COMPREHENSIVE MEDICAL BENEFITS
COVERED EXPENSES
     The term Covered Expenses means the expenses incurred by or on behalf of a person for the charges listed below, if they are incurred after he becomes insured for these benefits. Expenses incurred for such charges are considered Covered Expenses to the extent that the services or supplies provided are recommended by a Physician and are essential for the necessary care and treatment of an Injury or a Sickness.

COVERED EXPENSES
          charges made by a Hospital, on its own behalf, for Bed and Board and other Necessary Services and Supplies; except that for any day of Hospital Confinement, Covered Expenses will not include that portion of charges for Bed and Board which is more than the Bed and Board Limits shown in The Schedule.
          charges made by a Hospital for inpatient care for a mother and newborn for at least 48 hours following a vaginal delivery or at least 96 hours following a cesarean section. The mother has the option of being discharged early. Services may be rendered by a certified nurse-midwife, a licensed facility, or a Physician. These services include parent education, assistance in feeding the newborn, and maternal and newborn clinical assessments. If discharge is prior to 48 or 96 hours, at least 1 home health care visit will be covered in full if made within 24 hours of discharge.
          charges for licensed ambulance service to or from the nearest Hospital where the needed medical care and treatment can be provided.
          charges made by a Hospital, on its own behalf, for medical care and treatment received as an outpatient.
          charges made by a Free-Standing Surgical Facility, on its own behalf, for medical care and treatment.
          charges made by a Skilled Nursing Facility, on its own behalf, for medical care and treatment; except that Covered Expenses will not include that portion which is more than the Skilled Nursing Facility Limit shown in The Schedule.

          COMPREHENSIVE MEDICAL BENEFITS
          COVERED EXPENSES (CONT'D)
          charges made for surgical implants of any type including any prosthetic device attached to it.
          charges made by a facility licensed to furnish mental health services, on its own behalf, for care and treatment of mental illness provided on an outpatient basis.
          charges made by a facility licensed to furnish treatment of alcohol and drug abuse, on its own behalf, for care and treatment provided on an outpatient basis.
          charges made by a Physician or a Psychologist for professional services.
          charges made by a Nurse for professional nursing service.
          charges made for anesthetics and their administration; diagnostic x-ray and laboratory examinations; x-ray, radium, and radioactive isotope treatment; chemotherapy; blood transfusions and blood not donated or replaced; oxygen and other gases and their administration; rental or, at CG's option, purchase of Durable Medical Equipment; therapy provided by a licensed physical, occupational or speech therapist; prosthetic appliances including devices to restore a method of speaking following a laryngectomy other than electronic voice producing machines; dressings.
          charges made for or in connection with approved organ transplant services, including immunosuppressive medication; organ procurement costs; and donor's medical costs. The amount payable for donor's medical costs will be reduced by the amount payable for those costs from any other Plan. Certain transplants will not be covered based on General Limitations. Contact CG before you incur any such costs. charges made for or in connection with a mammogram for breast cancer screenings or diagnostic purposes.
          charges made by a Participating Provider for: (a) an annual routine physical examination and (b) immunizations.
          expenses eligible for reimbursement under Internal Revenue Code 502. charges made for artificial insemination limited to three attempts per cycle, eight cycles per lifetime.
          charges made by a licensed social worker, a registered Nurse licensed in psychiatric-mental health or a licensed marriage, family or child counselor, for professional services in connection with mental illness when such services are recommended by a Physician.
          charges made for or in connection with an annual Papanicolaou screening test.
     In addition, Covered Expenses will include expenses incurred at any of the Approximate Age Intervals shown below for a Dependent child from birth to age 19 for charges made for Preventive Care for children consisting of the following services delivered or supervised by a Physician, in keeping with prevailing medical standards as determined by the American Academy of Pediatrics:
(a) postnatal Hospital visit by a Physician, while the Dependent Child is an inpatient; and
(b)   well-child visits to a Physician which will include:
          a medical history;
          a complete physical examination;
          developmental assessment;
          anticipatory guidance;
          appropriate immunizations; and
          laboratory tests when ordered at the time of a visit and performed in the practitioner's office or in a clinical laboratory;
          excluding any charges for:
          services for which benefits are otherwise provided under this Comprehensive Medical Benefits section;
          services for which benefits are not payable according to the Expenses Not Covered section.

COMPREHENSIVE MEDICAL BENEFITS
COVERED EXPENSES (CONT'D)
Approximate Age Intervals are: Birth, 2 or 3 weeks, 2 months, 4 months, 6 months, 9 months, 12 months, 15 months, 18 months, 2 years, 3 years, 4 years, 5 years, one visit every 2 years from age 6 to age 12, and one visit every 3 years from age 12 to age 18.
          charges for a drug that has been prescribed for the treatment of a type of cancer for which it has not been approved by the Food and Drug Administration (FDA), only if such drug is recognized for the treatment of the specific type of cancer for which the drug has been prescribed in one of the established reference compendia: (i) the American Medical Association Drug Evaluations; (ii) the American Hospital Formulary Service Drug Information; (iii) the United States Pharmacopeia Drug Information; or (iv) recommended by a review article or editorial comment in a major peer-reviewed professional journal; charges for medically necessary nutritional supplements (formulas that enable the body to process or metabolize amino acids) for the treatment of phenylketonuria (PKU), branched-chain ketonuria, galactosemia, and homocystinuria when administered under the direction of a Physician;
          charges made by a Physician or member of his office staff, certified diabetes nurse-educator, certified nutritionist, or licensed dietitian for a program which provides instruction for a person with diabetes, for the purpose of instructing such person about the disease and its control. Training will be provided in group sessions, where practicable. If medically necessary, training will be provided in the person's home;
          charges for glucometers, blood glucose-monitors, monitors for the legally blind, insulin pumps, infusion devices and related accessories;
          charges made by a Home Health Care Agency for the following medical services and supplies provided under the terms of a Home Health Care Plan for the person named in that plan:
          part-time or intermittent nursing care by or under the supervision of a Registered Graduate Nurse;
          part-time or intermittent services of a Home Health Aide;
          physical, occupational, or speech therapy;
          medical supplies; drugs and medicines lawfully dispensed only on the written prescription of a Physician; and laboratory services; but only to the extent that such charges would have been considered Covered Expenses had a person required confinement in the Hospital as a registered bed patient or confinement in a Skilled Nursing Facility;
     excluding any charges for:
          home health care visits during a calendar year, in excess of the Home Health Care Maximum shown in The Schedule. (To determine the benefits payable, each visit by an employee of a Home Health Care Agency will be considered one home health care visit and each 4 hours of Home Health Aide services will be considered one home health care visit.); the services of a person who is a member of your family or your Dependent's family or who normally lives in your home or your Dependent's home;
          a period when a person is not under the continuing care of a Physician.
     charges made due to Terminal Illness for the following Hospice Care
          Services provided under a Hospice

COMPREHENSIVE MEDICAL BENEFITS
COVERED EXPENSES (CONT'D)
     Care Program:
          by a Hospice Facility for Bed and Board and Services and Supplies, except that, for any day of confinement in a private room, Covered Expenses will not include that portion of charges which is more than the Hospice Bed and Board Limit shown in The Schedule;
          by a Hospice Facility for services provided on an outpatient basis;
          by a Physician for professional services;
          by a Psychologist, social worker, family counselor or ordained minister for individual and family counseling, including bereavement counseling within one year after the person's death;
          for pain relief treatment, including drugs, medicines and medical supplies;
          by a Home Health Care Agency for:
                  part-time or intermittent nursing care by or under the supervision of a Nurse;
                  part-time or intermittent services of a Home Health Aide; physical, occupational and speech therapy;
                  medical supplies; drugs and medicines lawfully dispensed only on the written prescription of a Physician; and laboratory services; but only to the extent such charges would have been payable under the policy if the person had remained or been Confined in a Hospital or Hospice Facility.
     The following charges for Hospice Care Services are not included as Covered
     Expenses:
          for the services of a person who is a member of your family or your Dependent's family or who normally resides in your house or your Dependent's house;
          for any period when you or your Dependent is not under the care of a Physician;
          for services or supplies not listed in the Hospice Care Program;
          for any curative or life-prolonging procedures;
          to the extent that any other benefits are payable for those expenses under the policy;
          for services or supplies that are primarily to aid you or your Dependent in daily living.

COMPREHENSIVE MEDICAL BENEFITS
EXPENSES NOT COVERED
     Covered Expenses will not include, and no payment will be made for, expenses incurred:
          for eyeglasses, hearing aids or examinations for prescription or fitting thereof.
          for or in connection with treatment of the teeth or periodontium unless such expenses are incurred for: (a) charges made for or in connection with dental treatment due to an accidental Injury to sound natural teeth which is performed within twelve months after the Injury; (b) charges made by a Hospital for Bed and Board or Necessary Services and Supplies; or (c) charges made by the outpatient department of a Hospital in connection with surgery.
          for which benefits are not payable according to the "General Limitations" section; except that the limitations with respect to a maximum for multiple surgical procedures and an allowable charge for an assistant surgeon or cosurgeon will not apply to charges made by a Participating Provider.
          for or in connection with cosmetic surgery unless: (a) it qualifies as Reconstructive Surgery; or (b) it is performed on any one of your Dependents who is less than 16 years old.

RECONSTRUCTIVE SURGERY
     Reconstructive Surgery is: (a) surgery performed in addition to or following surgery needed because of trauma, infection or other diseases of the involved part; or (b) surgery needed because of an abnormal congenital condition of any Dependent child of yours if that condition has resulted in a functional defect.

COMPREHENSIVE MEDICAL BENEFITS
SECOND OPINION SURGICAL BENEFITS
     If, as a result of an Injury or a Sickness, you or any one of your Dependents, while insured for these benefits and prior to the performance of an Elective Surgical Procedure recommended by a surgeon, asks for an opinion from another Physician who is qualified to diagnose and treat that Injury or Sickness, CG will pay 100% of the Covered Expenses incurred for the fee charged for that opinion. If a person incurs Covered Expenses for diagnostic laboratory or x-ray examinations asked for by the Physician who gives that opinion, CG will pay 100% of the Covered Expenses so incurred.
     Payment will be made whether or not the Surgical Procedure is performed. Payment will be subject to all terms of the policy except as otherwise provided in this section.
     The benefits provided in this section are not subject to the Comprehensive Medical Deductible.

LIMITATIONS
     No payment will be made for expenses incurred in connection with:
          cosmetic or dental Surgical Procedures not covered under the policy; minor Surgical Procedures that are routinely performed in a Physician's office, such as incision and drainage for abscess or excision of benign lesions;
          an opinion obtained more than 6 months after a surgeon has first recommended the Elective Surgical Procedure.
     Other Limitations are shown in the "General Limitations" Section.
     No payment will be made under any other section for expenses incurred to the extent that benefits are payable for those expenses under this section.

ELECTIVE SURGICAL PROCEDURE
     The term Elective Surgical Procedure means a Surgical Procedure which is not considered emergency in nature and which may be avoided without undue risk to the individual.

PRESCRIPTION DRUG BENEFITS
     If you or any one of your Dependents, while insured for these benefits, incurs expenses for charges made by a Pharmacy for Covered Prescription Drugs for an Injury or a Sickness, CG will pay that portion of the expense remaining after you or your Dependent has paid the required Copayment shown in the Schedule.
     No payment will be made under any other section for expenses incurred to the extent that benefits are payable for those expenses under this section.

COVERED PRESCRIPTION DRUGS
     The term Covered Prescription Drugs means:
          a Prescription Legend Drug for which a written prescription is required;
          oral or injectable insulin dispensed only upon the written prescription of a Physician;
              insulin needles and syringes, glucose-monitor test strips, visual reading strips, urine test strips, prefilled insulin cartridges for the legally blind; and injection aids, such as lancets and alcohol swabs (any Copayment which would otherwise apply to Prescription drug Benefits will be waived for these items);
     a compound medication of which at least one ingredient is a Prescription Legend Drug; tretinoin;
     any other drug which, under the applicable state law, may be dispensed only upon the written prescription of a Physician;
     oral or injectable infertility drugs, if considered essential for the necessary care and treatment of an

          Injury or Sickness;
          a drug that has been prescribed for the treatment of a type of cancer for which it has not been approved by the Food and Drug Administration
          (FDA), only if such drug is recognized for the treatment of the specific type of cancer for which the drug has been prescribed in one of the established reference compendia: (i) the American Medical Association Drug Evaluations; (ii) the American Hospital Formulary Service Drug Information; (iii) the United States Pharmacopeia Drug Information; or (iv) recommended by a review article or editorial comment in a major peer-reviewed professional journal.
          oral contraceptives or contraceptive devices, regardless of intended use, except that implantable contraceptive devices, such as Norplant, are not considered Covered Prescription Drugs;
          vitamins, including prenatal vitamins, upon written prescription; smoking cessation products;
          fluoride preps;
          injectable drugs;
          for immunization agents, biological sera, blood or blood plasma;
          for therapeutic devices or appliances, including hypodermic needles, syringes, support garments and other nonmedical substances;

LIMITATIONS
     No payment will be made for expenses incurred:
          for nonlegend drugs, other than those specified under "Covered Prescription Drugs";
          to the extent that payment is unlawful where the person resides when expenses are incurred;
          for charges which the person is not legally required to pay;
          for charges which would not have been made if the person were not covered by these benefits;
          for experimental drugs or for drugs labeled: "Caution - limited by federal law to investigational use";
          for drugs which are not considered essential for the necessary care and treatment of an Injury or Sickness, as determined by Connecticut General Life Insurance Company or RxPRIME;
          for drugs obtained from a non-Participating Mail-Order Pharmacy;
          for any prescription filled in excess of the number specified by the Physician or dispensed more than one year from the date of the Physician's order;
          for more than a 90-day supply in any prescription order of maintenance drugs when issued through a Retail Pharmacy;
          for more than a 30-day supply when dispensed in any one Prescription Order through a Retail Pharmacy;
          for more than a 90-day supply when dispensed in any one Prescription Order through a Participating Mail-Order Pharmacy;
          for indications not approved by the Food and Drug Administration, except as specified under "Covered Prescription Drugs."
          for drugs for cosmetic purposes;
          for tretinoin for individuals age 36 and over;
          for administration of any drug;
          for medication which is taken or administered, in whole or in part, at the place where it is dispensed or while a person is a patient in an institution which operates, or allows to be operated on its premises, a facility for dispensing pharmaceuticals;
          for prescriptions which an eligible person is entitled to receive without charge from any workers' compensation or similar law or any public program other than Medicaid;
          for growth hormones and anabolic steroids;
          for nutritional or dietary supplements, antiobesity drugs or anorexients;

REIMBURSEMENT/FILING A CLAIM
If you or your Dependent purchases Covered Prescription Drugs from a Participating Retail Pharmacy, you pay only the portion shown in the Schedule at the time of purchase. You do not need to file a claim form.
If you or your Dependent purchases Covered Prescription Drugs from a non-Participating Retail Pharmacy, you pay the full cost at the time of purchase. You must submit a claim form in order to be reimbursed for the amount payable by the plan.
If you or your Dependent purchases Covered Prescription Drugs from a Participating Mail-Order Pharmacy, you should refer to your "Mail-Order Drug Introductory Kit" for details.
You may obtain the required claim form from your Benefit Plan Administrator. All claim forms should be completed by you.
The section in your certificate entitled "How to File a Claim" does not apply to Prescription Drug Benefits.

GENERAL LIMITATIONS
 MEDICAL BENEFITS
     No payment will be made for expenses incurred for you or any one of your
Dependents:
          for or in connection with an Injury arising out of, or in the course of, any employment for wage or profit;
          for or in connection with a Sickness which is covered under any workers' compensation or similar law;
          for charges made by a Hospital owned or operated by or which provides care or performs services for the United States Government: (a) unless there is a legal obligation to pay such charges whether or not there is insurance; or (b) if such charges are directly related to a military-service-connected Sickness or Injury;
          to the extent that payment is unlawful where the person resides when the expenses are incurred;
          for charges which the person is not legally required to pay;
          for charges which would not have been made if the person had no insurance;
          for charges for unnecessary care, treatment or surgery, except as specified in any certification requirement shown in The Schedule;
          to the extent that you or any one of your Dependents is in any way paid or entitled to payment for those expenses by or through a public program, other than Medicaid;
          for experimental drugs or substances not approved by the Food and Drug Administration, or for drugs labeled: "Caution - limited by federal law to investigational use";
          for or in connection with experimental procedures or treatment methods not approved by the American Medical Association or the appropriate medical specialty society;
          to the extent of the exclusions imposed by any certification requirement or second opinion requirement shown in The Schedule;
          all clinical lab services, pharmacy services, x-ray or imaging services, if referred by a practitioner who has a financial relationship (or whose immediate family member has a financial relationship) with the provider of those services.
          for charges made for or in connection with the purchase or replacement of contact lenses; except, the purchase of the first pair of contact lenses that follows cataract surgery will be covered;
          for charges made for or in connection with routine refractions, eye exercises and for surgical treatment for the correction of a refractive error, including radial keratotomy, when eyeglasses or contact lenses may be worn;
          for charges for supplies, care, treatment or surgery which are not considered essential for the necessary care and treatment of an Injury or Sickness, as determined by CG;
          for charges made for or in connection with tired, weak or strained feet for which treatment consists of routine footcare, including but not limited to, the removal of calluses and corns or the trimming of nails unless medically necessary;

GENERAL LIMITATIONS
 MEDICAL BENEFITS (cont'd)
          for or in connection with speech therapy, if such therapy is: (a) used to improve speech skills that have not fully developed; (b) can be considered custodial or educational; or (c) is intended to maintain speech communication; speech therapy which is not restorative in nature will not be covered;
          for charges made by any covered provider who is a member of your family or your Dependent's family.
     No payment will be made for expenses incurred by you or any one of your Dependents to the extent that benefits are paid or payable for those expenses under the mandatory part of any auto insurance policy written to comply with:
          a "no-fault" insurance law; or
          an uninsured motorist insurance law.
     CG will take into account any adjustment option chosen under such part by you or any one of your Dependents.

MEDICARE ELIGIBLES
     The Medical Expense Insurance for:
     (a) a former Employee who is eligible for Medicare and whose insurance is continued for any reason as provided in this plan;
     (b) a former Employee's Dependent, or a former Dependent Spouse, who is eligible for Medicare and whose insurance is continued for any reason as provided in this plan;
     (c) an Employee whose Employer and each other Employer participating in the Employer's plan have fewer than 100 Employees and that Employee is eligible for Medicare due to disability;
     (d) the Dependent of an Employee whose Employer and each other Employer participating in the Employer's plan have fewer than 100 Employees and that Dependent is eligible for Medicare due to disability;
     (e) an Employee or a Dependent of an Employee of an Employer who has fewer than 20 Employees, if that person is eligible for Medicare due to age;
     (f) an Employee, retired Employee, Employee's Dependent or retired Employee's Dependent who is eligible for Medicare due to End Stage Renal Disease after that person has been eligible for Medicare for 18 months;
will be modified, where permitted by the rules established by the Social Security Act of 1965 as amended, as follows:
     The amount payable under this plan will be reduced so that the total amount payable by Medicare and by CG will be no more than 100% of the expenses incurred.
CG will assume the amount payable under:
     Part A of Medicare for a person who is eligible for that Part without premium payment, but has not applied, to be the amount he would receive if he had applied.
     Part B of Medicare for a person who is entitled to be enrolled in that Part, but is not, to be the amount he would receive if he were enrolled.
A person is considered eligible for Medicare on the earliest date any coverage under Medicare could become effective for him.
This reduction will not apply to any Employee and his Dependent or any former Employee and his Dependent unless he is listed under (a) through (f) above.

COORDINATION OF BENEFITS
     If you or any one of your Dependents is covered under more than one Plan, benefits payable from all such Plans will be coordinated.
     Coordination of Benefits will be used to determine the benefits payable for a person for any Claim Determination Period if, for the Allowable Expenses incurred in that Period, the sum of:
     (a) the benefits that would be payable from this Plan in the absence of coordination; and
     (b) the benefits that would be payable from all other Plans without Coordination of Benefits provisions in those Plans;
would exceed such Allowable Expenses.
     The benefits that would be payable from this Plan for Allowable Expenses incurred in any Claim Determination Period in the absence of Coordination of Benefits will be reduced to the extent required so that the sum of:
     (a)  those reduced benefits; and
     (b) all the benefits payable for those Allowable Expenses from all other Plans;
will not exceed the total of such Allowable Expenses. Benefits payable from all other Plans include the benefits that would have been payable had proper claim been made for them.
     However, the benefits of another Plan will be ignored when the benefits of this Plan are determined if: (a) the Benefit Determination Rules would require this Plan to determine its benefits before that Plan; and (b) the other Plan has a provision that coordinates its benefits with those of this Plan and would, based on its rules, determine its benefits after this Plan.

     CG reserves the right to release to or obtain from any other Insurance Company or other organization or person any information which, in its opinion, it needs for the purpose of Coordination of Benefits.
     When payments which should have been made under this Plan based on the terms of this section have been made under any other Plans, CG will have the right to pay to any organizations making these payments the amount it determines to be warranted. Amounts paid in this manner will be considered to be benefits paid under this Plan. CG will be released from all liability under this Plan to the extent of these payments. When an overpayment has been made by CG at any time, it will have the right to recover that payment, to the extent of the excess, from the person to whom it was made or any other Insurance Company or organization, as it may determine.

PLAN
     Plan means any of the following which provides medical or dental benefits or services: (1) group or blanket insurance coverage other than blanket group school accident policies or policies for substantially similar groups where the premium is paid by the policyholder; (2) service plan contracts, group or individual practice or other prepayment plans; or (3) coverage under any: labor-management trusteed plans; union welfare plans; employer organization plans; or employee benefit organization plans. Plan does not include coverage under individual or family policies or contracts. Each Plan or part of a Plan which has the right to coordinate benefits will be considered a separate Plan.

ALLOWABLE EXPENSE
     Allowable Expense means any necessary, reasonable and customary item of expense, at least a part of which is covered by any one of the Plans that covers the person for whom claim is made. When the benefits from a Plan are in the form of services, not cash payments, the reasonable cash value of each service is both an Allowable Expense and a benefit paid. Allowable Expense will not include the difference between: (a) the cost of a private room; and (b) the cost of a semiprivate room; except while the person's stay in a private room is medically necessary in terms of generally accepted medical practice.

COORDINATION OF BENEFITS
CLAIM DETERMINATION PERIOD
     Claim Determination Period means a calendar year or that part of a calendar year in which the person has been covered under this Plan.

BENEFIT DETERMINATION RULES
     The rules below establish the order in which benefits will be determined:
(1) The benefits of a Plan which covers the person for whom claim is made other than as a dependent will be determined before a Plan which covers that person as a dependent.
(2) The benefits of a Plan which covers the person for whom claim is made as a dependent of a person whose day of birth occurs first in a calendar year will be determined before a Plan which covers that person as a dependent of a person whose day of birth occurs later in that year; except that: (a) if the other Plan does not have this rule, its alternate rule will govern; and
     (b) in the case of a dependent child of divorced or separated parents, the rules in item (3) will apply.
(3) If there is a court decree which establishes financial responsibility for medical, dental or other health care of the child, the benefits of the Plan which covers the child as a dependent of the parent so responsible will be determined before any other plan from the date the Provider of such plan has knowledge of the decree; otherwise:
     (a) The benefits of a Plan which covers the child as a dependent of the parent with custody will be determined before a Plan which covers the child as a dependent of a stepparent or a parent without custody.
     (b) The benefits of a Plan which covers the child as a dependent of a stepparent will be determined before a plan which covers the child as a dependent of the parent without custody.
(4) When the above rules do not establish the order, the benefits of a plan which has covered the person for whom claim is made for the longer period of time will be determined before a Plan which has covered the person for the shorter period of time; except that:
     (a) The benefits of a Plan which covers the person as a laid-off or retired employee, or his dependent will be determined after a Plan which covers the person as an employee, other than a laid-off or retired employee, or his dependent.
     (b) If the other Plan does not have the rule in item (4)(a), which results in each Plan determining its benefits after the other, then item
          (4)(a) will not apply.

EXPENSES FOR WHICH A THIRD PARTY MAY BE LIABLE
This policy does not cover expenses for which another party may be responsible as a result of having caused or contributed to the Injury or Sickness. If you incur a Covered Expense for which, in the opinion of CG, another party may be liable:
     1. CG shall, to the extent permitted by law, be subrogated to all rights, claims or interests which you may have against such party and shall automatically have a lien upon the proceeds of any recovery by you from such party to the extent of any benefits paid under the Policy. You or your representative shall execute such documents as may be required to secure CG's subrogation rights.
     2. Alternatively, CG may, at its sole discretion, pay the benefits otherwise payable under the Policy. However, you must first agree in writing to refund to CG the lesser of:
     a.   the amount actually paid for such Covered Expenses by CG; or
     b. the amount you actually receive from the third party for such Covered Expenses;
     at the time that the third party's liability for medical expenses is determined and satisfied, whether by settlement, judgment, arbitration or award or otherwise.
CG will only exercise its subrogation rights if the amount received by you is specifically identified in the settlement or judgment as amounts paid for medical expenses.

PAYMENT OF BENEFITS
TO WHOM PAYABLE
     All Medical Benefits are payable to you. However, at the option of CG and with the consent of the Policyholder, all or any part of them may be paid directly to the person or institution on whose charge claim is based. In any case, upon receipt of your written request for payment of Medical Benefits directly to the person or institution on whose charge claim is based, such benefits will be so paid.
     If any person to whom benefits are payable is a minor or, in the opinion of CG, is not able to give a valid receipt for any payment due him, such payment will be made to his legal guardian. If no request for payment has been made by his legal guardian, CG may, at its option, make payment to the person or institution appearing to have assumed his custody and support.
     If you die while any of these benefits remain unpaid, CG may choose to make direct payment to any of your following living relatives: spouse, mother, father, child or children, brothers or sisters; or to the executors or administrators of your estate.
     Payment as described above will release CG from all liability to the extent of any payment made.

TIME OF PAYMENT
     Benefits will be paid by CG when it receives due proof of loss.

RECOVERY OF OVERPAYMENT
     When an overpayment has been made by CG, CG will have the right at any time to: (a) recover that overpayment from the person to whom or on whose behalf it was made; or (b) offset the amount of that overpayment from a future claim payment.

TERMINATION OF INSURANCE - EMPLOYEES
     Your insurance will cease on the earliest date below:
          the date you cease to be in a Class of Eligible Employees or cease to qualify for the insurance.
          the last day for which you have made any required contribution for the insurance.
          the date the policy is canceled.
     Any continuation of insurance must be based on a plan which precludes individual selection.

TEMPORARY LAYOFF OR LEAVE OF ABSENCE
     If your Active Service ends due to temporary layoff or leave of absence, your insurance will be continued until the date your Employer: (a) stops paying premium for you; or (b) otherwise cancels your insurance. However, your insurance will not be continued for more than 60 days past the date your Active Service ends.

INJURY OR SICKNESS
     If your Active Service ends due to an Injury or Sickness, your insurance will be continued while you remain totally and continuously disabled as a result of the Injury or Sickness. However, your insurance will not continue past the date your Employer stops paying premium for you or otherwise cancels the insurance.

TERMINATION OF INSURANCE - DEPENDENTS
     Your insurance for all of your Dependents will cease on the earliest date below:
          the date your insurance ceases.
          the date you cease to be eligible for Dependent Insurance.
          the last day for which you have made any required contribution for the insurance.
          the date Dependent Insurance is canceled.
     The insurance for any one of your Dependents will cease on the last day of the calendar month in which that Dependent no longer qualifies as a Dependent.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY NEW YORK STATE LAW
 FOR YOU AND YOUR DEPENDENTS
THIS CONTINUATION DOES NOT APPLY TO ANY BENEFITS FOR LOSS OF LIFE, DISMEMBERMENT OR LOSS OF INCOME.
     New York state law enables you or your Dependent to continue health insurance if coverage would cease due to a reduction of your work hours or your termination of employment. New York State law also enables your Dependents to continue health insurance if their coverage ceases due to your death or entitlement to Medicare, divorce or legal separation, or with respect to a Dependent child, failure to continue to qualify as a Dependent. Continuation must be elected in accordance with the rules of your employer's group health plan(s) and is subject to New York state law, regulations and interpretations.

A. EMPLOYEES AND DEPENDENTS CONTINUATION PROVISION
     If you and your Dependent's insurance would otherwise cease because of a reduction in the number of hours you work or your termination of employment for any reason, you or your Dependent may continue health insurance upon payment of the required premium to the Employer. You and your Dependents must elect to continue insurance within 60 days from the later of: (a) the date of a reduction of your work hours or your termination of employment; or (b) the date notice of the right to continue insurance is sent via first class mail. Such insurance will not be continued by CG for you and/or your Dependents, as applicable, beyond the earliest of the following dates:
          18 months from the date your work hours are reduced or your employment terminates, whichever may occur first;
          the date the policy cancels;
          the date coverage ends due to your failure to pay the required subsequent premium within 30 days of the due date;
          the date your Dependent ceases to qualify as an eligible Dependent; the date you become entitled to Medicare, following your enrollment in Medicare; or the effective date of coverage under another group health plan, unless you have a condition for which the new plan limits or excludes coverage, in which case coverage will continue until the earliest of any other point above.

B. DEPENDENTS CONTINUATION PROVISION
     If health insurance for your Dependents would otherwise cease because of:
     (1)  your death;
     (2)  your entitlement to Medicare;
     (3)  divorce or legal separation; or
     (4) with respect to a Dependent child, failure to continue to qualify as a Dependent, such insurance may be continued upon payment of the required premium to the Employer. In the case of (3) or (4) above, you or your Dependent must notify your Employer within 60 days of such event. In addition, a Dependent must elect to continue insurance within 60 days from the later of: (a) the date the insurance would otherwise cease; or (b) the date notice of the right to continue insurance is sent via first class mail.
     CG will not continue the health insurance of a Dependent beyond the earliest of the following dates:
          36 months from the date of (1), (3) or (4) above, whichever may occur first;
          the date coverage ends due to failure to pay the required subsequent premium within 30 days of the due date;
          the date the Dependent becomes entitled to Medicare, following his/her enrollment in Medicare;
          the date the policy cancels; or
          the date the Dependent becomes covered under another group health plan, unless the Dependent has a condition for which the new plan limits or excludes coverage, in which case coverage will continue until the earliest of any other point above.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY NEW YORK STATE LAW
FOR YOU AND YOUR DEPENDENTS
B. DEPENDENTS CONTINUATION PROVISION (CONT'D)
If your dependent would lose coverage because of an event described in (1), (3), or (4) of Section B after you have continued your Dependent's coverage due to your employment termination or reduction in work hours, your dependent may continue coverage for up to 36 months from the date of loss of employment or reduction in work hours.

     If, after you have continued your Dependent's coverage due to your loss of employment or reduction in work hours, your dependent would lose coverage because you became entitled to (enrolled in) Medicare, your Dependent may continue coverage for up to 36 months from the date you become entitled to Medicare.

DISABLED INDIVIDUALS CONTINUATION PROVISIONS
     If you or your Dependent is disabled on the date of termination of employment or a reduction in work hours you may continue health insurance for up to an additional 11 months beyond the 18-month period.

To be eligible you or your Dependent must:
     a) be declared disabled under Title II or XVI by the Social Security Administration; and
     b) notify the Plan Administrator of the Social Security Administration's determination within 60 days following the determination and within the initial 18-month continuation period, and provide the Plan Administrator with a copy of the determination.

Termination of coverage during the 29-month period will occur if you or your Dependent is found by the Social Security Administration to be no longer disabled. Termination will occur on the first day of the month beginning more than 30 days after the date of the final determination. All reasons for termination which apply to the initial 18 months will also apply for any additional months of coverage.

CONVERSION AVAILABLE FOLLOWING CONTINUATION
     If you or your Dependent's Continuation ends due to the expiration of the maximum 18- or 36-month continuation period, whichever applies, you or your Dependent will be entitled to convert to the insurance in accordance with the Medical Conversion benefit then available to Employees and their Dependents.

INTERACTION WITH OTHER CONTINUATION BENEFITS
     A person who is eligible to continue insurance under both (1) and (2) below may continue the insurance, upon payment of any required premium, for a period of time not to exceed the longer of: (1) continuation required by New York state law; or (2) any other continuation of insurance provided in this Certificate.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY NEW YORK STATE LAW FOR YOU AND YOUR DEPENDENTS

NEWLY ACQUIRED DEPENDENTS
     If your insurance is being continued under New York state law provisions, and you acquire a new Dependent, such Dependent will be eligible for this Continuation provided:
          the required premium is paid; and
          CG is notified of your newly acquired Dependent in accordance with the terms of the policy.
     However, such newly acquired Dependents will not be entitled to continue their insurance if items (1), (2), (3) or (4) listed in Section B, should subsequently occur.

INTERACTION WITH OTHER CONTINUATION BENEFITS
     A person who is eligible to continue insurance under both (1) and (2) below may continue the insurance, upon payment of any required premium, for a period of time not to exceed the longer of: (1) continuation required by New York state law; or (2) any other continuation of insurance provided in this Certificate.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY NEW YORK STATE LAW
 FOR YOU AND YOUR DEPENDENTS
NEWLY ACQUIRED DEPENDENTS
     If your insurance is being continued under New York state law provisions, and you acquire a new Dependent, such Dependent will be eligible for this Continuation provided:
          the required premium is paid; and
          CG is notified of your newly acquired Dependent in accordance with the terms of the policy.
     However, such newly acquired Dependents will not be entitled to continue their insurance if items (1), (2), (3) or (4) listed in Section B, should subsequently occur.

TERMINATION OF INSURANCE
SPECIAL CONTINUATION OF MEDICAL INSURANCE FOR MILITARY RESERVISTS AND THEIR DEPENDENTS
     If you are a reservist whose Medical Insurance would otherwise cease because you are called to active military duty, you may continue Medical Insurance for yourself and your Dependents, upon payment of the required premium to your Employer. You may continue the insurance for up to four years, but not beyond the earliest of the following dates:
          the last day for which the required premium has been paid;
          the date you or your Dependent becomes eligible for insurance under another group policy, other than the Civilian Health and Medical Program of the Uniformed Services;
          the date you become eligible for Medicare.
     The continuation of Medical Insurance will provide the same benefits as those provided to any similarly situated person insured under the policy who has not been called to active duty.

Provisions Regarding Notification and Election of Special Continuation
     You or your Dependent must request continuation, in writing, within 60 days of being called to active duty. You must also pay the required premium to the Employer.

CONVERSION AVAILABLE FOLLOWING CONTINUATION
     The provisions of the "Medical Conversion Privilege" section will apply following the termination of insurance.

TERMINATION OF INSURANCE
REINSTATEMENT OF MEDICAL INSURANCE FOR MILITARY RESERVISTS AND THEIR DEPENDENTS
     If you return to employment when your active military duty as a reservist ends, you are entitled to the reinstatement of medical insurance for yourself and your Dependents. Such reinstatement will be without the application of:
          a new waiting period. However, the remainder of a waiting period not satisfied before active military duty began may still be applied.
          the Pre-existing Condition Limitation to any new condition that you or your Dependent may have developed while coverage was interrupted due to active military duty. However, the Pre-existing Condition Limitation may still be applied to conditions resulting directly from military duty.
     "Reservist" means a member of a reserve component of the armed forces of the United States. "Reservist" includes a member of the National Guard whose active duty is extended at a time when the president is authorized to order: a) units of the ready reserve; or b) members of a reserve component, to active duty. Such additional active duty must be at the request and for the convenience of the federal government. It does not include: a) reservists entering active duty for the purpose of training or determining physical fitness; or b) reservists who have served more than four years of active duty.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY FEDERAL LAW
 FOR YOU AND YOUR DEPENDENTS
PROVISIONS APPLICABLE TO REINSTATEMENT
     If you return to employment after your discharge, you may reinstate your medical insurance. You must notify your Employer that you elect reinstatement within 90 days from your date of discharge. Such reinstatement will be retroactive to your date of discharge.

THE CONTINUATION REQUIRED BY FEDERAL LAW DOES NOT APPLY TO ANY BENEFITS FOR LOSS OF LIFE, DISMEMBERMENT OR LOSS OF INCOME.
     Federal law enables you or your Dependent to continue health insurance if coverage would cease due to a reduction of your work hours or your termination of employment (other than for gross misconduct). Federal law also enables your Dependents to continue health insurance if their coverage ceases due to your death, divorce or legal separation, or with respect to a Dependent child, failure to continue to qualify as a Dependent. Continuation must be elected in accordance with the rules of your Employer's group health plan(s) and is subject to federal law, regulations and interpretations.

A. EMPLOYEES AND DEPENDENTS CONTINUATION PROVISION
     If you and your Dependent's insurance would otherwise cease because of a reduction in the number of hours you work or your termination of employment for any reason other than gross misconduct, you or your Dependent may continue health insurance upon payment of the required premium to the Employer. You and your Dependents must elect to continue insurance within 60 days from the later of: (a) the date of a reduction of your work hours or your termination of employment; or (b) the date notice of the right to continue insurance is sent. Such insurance will not be continued by CG for you and/or your Dependents, as applicable, beyond the earliest of the following dates:
          18 months from the date your work hours are reduced or your employment terminates, whichever may occur first;
          the date the policy cancels;
          the date coverage ends due to your failure to pay the required subsequent premium within 30 days of the due date;
          the date your Dependent ceases to qualify as an eligible Dependent; following enrollment in Medicare; for you, the date you become entitled to Medicare, and for your Dependent, the date he becomes entitled to Medicare;
          the effective date of coverage under another group health plan, unless you have a condition for which the new plan limits or excludes coverage, in which case coverage will continue until the earliest of any other point above.

B. DEPENDENT CONTINUATION PROVISION
     If health insurance for your Dependents would otherwise cease because of:
     (1)  your death;
     (2)  divorce or legal separation; or
     (3) with respect to a Dependent child, failure to continue to qualify as a Dependent, such insurance may be continued upon payment of the required premium to the Employer. In the case of (2) or (3) above, you or your Dependent must notify your Employer within 60 days of such event. In addition, a Dependent must elect to continue insurance within 60 days from the later of: (a) the date the insurance would otherwise cease; or (b) the date notice of the right to continue insurance is sent.
     CG will not continue the health insurance of a Dependent beyond the earliest of the following dates:
          36 months from the date of (1), (2) or (3) above, whichever may occur first;
          the date coverage ends due to failure to pay the required subsequent premium within 30 days of the due date;

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY FEDERAL LAW
 FOR YOU AND YOUR DEPENDENTS (Continued)
          the date the Dependent becomes entitled to Medicare, following his/her enrollment in Medicare;
          the date the policy cancels; or
          the date the Dependent becomes covered under another group health plan, unless the Dependent has a condition for which the new plan limits or excludes coverage, in which case coverage will continue until the earliest of any other point above.

C. SUBSEQUENT EVENTS AFFECTING DEPENDENT COVERAGE
     If, within the initial 18 month continuation period, your Dependent would lose coverage because of an event described in (1), (2), or (3) of Section B, or because of your coverage loss due to your subsequent entitlement to Medicare, after you have continued your Dependent's coverage due to your employment termination or reduction in work hours, your Dependent may continue coverage for up to 36 months from the date of loss of employment or reduction in work hours.
     If your employment ends or your work hours are reduced within 18 months after your entitlement to Medicare, your covered Dependent may continue coverage for up to 36 months from the date you become entitled to Medicare.
     If your employment ends or your work hours are reduced more than 18 months after your entitlement to Medicare, your covered Dependent may continue coverage for up to 18 months from the date your employment ends or your work hours are reduced.

DISABLED INDIVIDUALS CONTINUATION PROVISIONS
     If you or your Dependent is disabled before or within the first 60 days of continuation of coverage which follow termination of employment or a reduction in work hours, the disabled person may continue health insurance for up to an additional 11 months beyond the 18-month period.
     The disabled person may also continue the coverage for other family members continuously covered for the initial 18-month continuation period as either the Employee covering a Dependent, or as the Employee's Dependents; if they otherwise remain eligible.

To be eligible you or your Dependent must:
     a) be declared disabled as of a day before or during the first 60 days of continuation, under Title II or XVI by the Social Security Administration; and
     b) notify the plan administrator of the Social Security Administration's determination within 60 days following the determination and within the initial 18-month continuation period, and provide the plan administrator with a copy of the determination.

Termination of coverage for all covered persons during the 29-month period will occur if the disabled person is found by the Social Security Administration to be no longer disabled. Termination for this reason will occur on the first day of the month beginning more than 30 days after the date of the final determination.
     All reasons for termination described in sections A and B which apply to the initial 18 months will also apply to any or all covered persons for any additional months of coverage.

CONVERSION AVAILABLE FOLLOWING CONTINUATION
     If you or your Dependent's Continuation ends due to the expiration of the maximum 18-, 29- or 36-month continuation period, whichever applies, you or your Dependent may be entitled to convert to the insurance in accordance with the Medical Conversion benefit then available to Employees and their Dependents.

INTERACTION WITH OTHER CONTINUATION BENEFITS
     A person who is eligible to continue insurance under both (1) and (2) below may continue the insurance, upon payment of any required premium, for a period of time not to exceed the longer of: (1) the continuation required by federal law; or (2) any other continuation of insurance provided in this Certificate.

TERMINATION OF INSURANCE - CONTINUATION REQUIRED BY FEDERAL LAW
 FOR YOU AND YOUR DEPENDENTS (Continued)
NEWLY ACQUIRED DEPENDENTS
     If, while your insurance is being continued under the continuation required by federal law provisions, you acquire a new Dependent, such Dependent will be eligible for this Continuation provided:
          the required premium is paid; and
          CG is notified of your newly acquired Dependent in accordance with the terms of the policy.
     If events (1) or (2) of Section B should subsequently occur for your newly acquired Dependent spouse, such spouse will not be entitled to continue his insurance. However, your Dependent child will be able to continue his insurance.
     If events described in Section C should subsequently occur for your child who is born, adopted or placed for adoption as a newly acquired Dependent, coverage will be continued according to that section.

TERMINATION OF INSURANCE
REQUIREMENTS OF FAMILY AND MEDICAL LEAVE ACT OF 1993
     Any provisions of the policy that provide for: (a) continuation of insurance during a leave of absence; and (b) reinstatement of insurance following a return to Active Service; are modified by the following provisions of the federal Family and Medical Leave Act of 1993, where applicable:

A. CONTINUATION OF HEALTH INSURANCE DURING LEAVE
     Your health insurance will be continued during a leave of absence if:
          that leave qualifies as a leave of absence under the Family and Medical Leave Act of 1993; and you are an eligible Employee under the terms of that Act.
     The cost of your health insurance during such leave must be paid, whether entirely by your Employer or in part by you and your Employer.

B. REINSTATEMENT OF CANCELED INSURANCE FOLLOWING LEAVE
     Upon your return to Active Service following a leave of absence that qualifies under the Family and Medical Leave Act of 1993, any canceled insurance (health, life or disability) will be reinstated as of the date of your return.
     You will not be required to satisfy any eligibility or benefit waiting period or the requirements of any Pre-existing Condition Limitation to the extent that they had been satisfied prior to the start of such leave of absence.
     Your Employer will give you detailed information about the Family and Medical Leave Act of 1993.

MEDICAL BENEFITS EXTENSION
     Any expense incurred within one year after a person's Comprehensive Medical Benefits cease will be deemed to be incurred while he is insured if such expense is for an Injury or Sickness which causes him to be Totally Disabled from the day his insurance ceases until that expense is incurred.
     The terms of this Medical Benefits Extension will not apply to: (a) a child born as a result of a pregnancy which exists when a person's benefits cease; or
(b) any person when he becomes insured under another group policy for medical benefits.

TOTALLY DISABLED
     You will be considered Totally Disabled if, because of an Injury or a
Sickness:
          you are unable to perform the basic duties of your occupation; and you are not performing any other work or engaging in any other occupation for wage or profit.
     Your Dependent will be considered Totally Disabled if, because of an Injury or a Sickness:
          he is unable to engage in the normal activities of a person of the same age, sex and ability; or in the case of a Dependent who normally works for wage or profit, he is not performing such work.

ACCIDENT AND HEALTH PROVISIONS
NOTICE OF CLAIM
     Written notice of claim must be given to CG within 30 days after the occurrence or start of the loss on which claim is based. If notice is not given in that time, the claim will not be invalidated or reduced if it is shown that written notice was given as soon as was reasonably possible.

CLAIM FORMS
     When CG receives the notice of claim, it will give to the claimant, or to the Policyholder for the claimant, the claim forms which it uses for filing proof of loss. If the claimant does not get these claim forms within 15 days after CG receives notice of claim, he will be considered to meet the proof of loss requirements of the policy if he submits written proof of loss within 90 days after the date of loss. This proof must describe the occurrence, character and extent of the loss for which claim is made.

PROOF OF LOSS
     Written proof of loss must be given to CG within 90 days after the date of the loss for which claim is made. If written proof of loss is not given in that time, the claim will not be invalidated nor reduced if it is shown that written proof of loss was given as soon as was reasonably possible.

PHYSICAL EXAMINATION
     CG, at its own expense, will have the right to examine any person for whom claim is pending as often as it may reasonably require.

LEGAL ACTIONS
     No action at law or in equity will be brought to recover on the policy until at least 60 days after proof of loss has been filed with CG. No action will be brought at all unless brought within 3 years after the time within which proof of loss is required.

ACCIDENT AND HEALTH PROVISIONS
     The following applies only to the In-Network plan.

YOUR RIGHT TO APPEAL UTILIZATION REVIEW DETERMINATION
     You, your designee, and in connection with retrospective adverse determination, a provider, may appeal an adverse determination.
     An expedited appeal may be granted in the case of an adverse determination involving continued health care services prescribed by a provider or if the provider believes an immediate appeal is warranted, except for retrospective determination. Expedited appeals must be determined within two working days after receipt of necessary information. Expedited appeals which do not result in a resolution satisfactory to the appealing party may be further appealed through the standard appeal process.
     For a standard appeal, you must file the appeal in writing or by telephone in no more than 45 days after the utilization review determination. You shall receive written acknowledgement of the filing of the appeal within 15 working days of filing. A determination on the appeal will be made within 60 days after receipt of necessary information. You will be notified of the appeal determination within two working days.
     You have the right to name a designee to handle an appeal on your behalf.

SUMMARY PLAN DESCRIPTION
The name of the Plan is:

     ROSS STORES, INC.

The name, address and ZIP code of the sponsor of the Plan is:

     Ross Stores, Inc.
     8333 Central Ave.
     Newark, CA 94560

Employer Identification     Plan Number
 Number (EIN)

94-1390387                  501

The name, address and ZIP code of the Plan Administrator is:
     Employer named above
The name, address and ZIP code of the person designated as agent for the service of legal process is:
     Employer named above
The office designated to consider the appeal of denied claims is:
     The CG Claim Office responsible for this Plan
The cost of the Plan is paid for by your Employer.
The Plan's fiscal year ends on December 31.
The preceding pages set forth the eligibility requirements and benefits provided for you under this Plan.

DISCRETIONARY AUTHORITY
The Plan Administrator delegates to CG the discretionary authority to interpret and apply plan terms and to make factual determinations in connection with its review of claims under the plan. Such discretionary authority is intended to include, but not limited to, the determination of the eligibility of persons desiring to enroll in or claim benefits under the plan, the determination of whether a person is entitled to benefits under the plan, and the computation of any and all benefit payments. The Plan Administrator also delegates to CG the discretionary authority to perform a full and fair review, as required by ERISA, of each claim denial which has been appealed by the claimant or his duly authorized representative.

SUMMARY PLAN DESCRIPTION
PLAN MODIFICATION, AMENDMENT AND TERMINATION
     The Employer as Plan Sponsor reserves the right to, at any time, change or terminate benefits under the Plan, to change or terminate the eligibility of classes of employees to be covered by the Plan, to amend or eliminate any other plan term or condition, and to terminate the whole plan or any part of it. The procedure by which benefits may be changed or terminated, by which the eligibility of classes of employees may be changed or terminated, or by which part or all of the Plan may be terminated, is contained in the Employer's Plan Document, which is available for inspection and copying from the Plan Administrator designated by the Employer. No consent of any participant is required to terminate, modify, amend or change the Plan.

SUMMARY PLAN DESCRIPTION
PLAN MODIFICATION, AMENDMENT AND TERMINATION (CONT'D)
     Termination of the Plan together with termination of the insurance policy(s) which funds the Plan benefits will have no adverse effect on any benefits to be paid under the policy(s) for any covered medical expenses incurred prior to the date that policy(s) terminates. Likewise, any extension of benefits under the policy(s) due to you or your Dependents total disability which began prior to and has continued beyond the date the policy(s) terminates will not be affected by the Plan termination. Rights to purchase limited amounts of life and medical insurance to replace part of the benefits lost because the policy(s) terminated may arise under the terms of the policy(s). A subsequent Plan termination will not affect the extension of benefits and rights under the policy(s).
     Your coverage under the Plan's insurance policy(s) will end on the earliest of the following dates:
          the date you leave Active Service;
          the date you are no longer in an eligible class;
          if the Plan is contributory, the date you cease to contribute, or;
          the date the policy(s) terminates.
     See your Plan Administrator to determine if any extension of benefits or rights are available to you or your Dependents under this policy(s). No extension of benefits or rights will be available solely because the Plan terminates.

FUNDING
     The method for funding the insured parts of the Plan is for the employer to pay premiums for the insurance benefits from the general assets of the employer's business, after any required contribution for the insurance benefits is obtained from the employees by payroll deduction. To the extent that the premiums paid, other than premiums paid for coverage provided on a pooled basis, exceed the final premium costs for any policy year, the excess will be returned to and retained by the employer and will not become an asset of the Plan. However, for the insured parts of the Plan which require employee contribution, to the extent such premium excess exceeds the employer's contributions for the insurance premiums, including the costs expended to administer the plan, that amount will be applied by the employer for the sole benefit of the employees.

CLAIM REVIEW PROCEDURE
     You may get claim forms and guidance for filing claims from the Plan Administrator or from the CG claim office. If a claim is denied, you will be given the reason for denial in writing. You, or a person in your behalf, may ask the CG claim office for a review of the denied claim in writing within 60 days of receipt of the denial notice. This written request for review should state the reasons why you feel your claim should not have been denied. It should include any additional documents (medical or dental records, etc.) which you feel support your claim. You may also ask additional questions or make comments and you may review pertinent documents. In normal cases, you will receive the final decision within 60 days of the date your request for review is received. In special cases requiring a delay, you will receive notice of the final decision no later than 120 days after your request for review is received.
     The Plan is handled by the Plan Administrator with benefits as set forth in the group insurance policies issued by CG.

SUMMARY PLAN DESCRIPTION
PLAN MODIFICATION, AMENDMENT AND TERMINATION (CONT'D)
STATEMENT OF RIGHTS
     The following statement of ERISA rights is required by Federal law and rulings:
     As a person covered under this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. This law called ERISA, provides that all people covered by the Plan are entitled to:
          examine, without charge, all Plan documents, including insurance policies, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.
          obtain copies of all Plan documents and other Plan information by writing to the Plan Administrator and asking for them. The Administrator may make a reasonable charge for the copies.
          receive a summary of the Plan's annual financial report if the Plan covers 100 or more people. The Plan Administrator is required by law to furnish each person under the Plan with a copy of this summary financial report.
     In addition to creating rights for persons covered by the Plan, ERISA imposes duties upon the people who are responsible for the operation of the benefit portion of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in your interest and in the interest of the other people covered by the Plan and beneficiaries.
     The law provides that no one may fire you or otherwise discriminate against you in any way to prevent you from getting a benefit or exercising your rights under ERISA. The law provides that if your claim for a benefit is denied in whole or in part, you will receive a written notice, explaining why your claim was denied. You have the right to have your claim reviewed and reconsidered.
     Under ERISA, there are steps you can take to enforce your rights. For instance, if you request copies of documents from the Plan and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay up to $100 a day until you receive them, unless they were not sent because of reasons beyond the control of the Administrator.
     If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the people who operate the Plan misuse the Plan's money or if you are discriminated against for asserting your rights, you may ask the U.S. Department of Labor for help, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If your suit is successful, the court may order the person you have sued to pay costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim frivolous.
     If you have any questions about your rights under ERISA, you should get in touch with the nearest Area Office of the U.S. Labor-Management Services Administration of the Department of Labor.
     If you have any questions about your Plan, you should see your Plan Administrator.

SUMMARY PLAN DESCRIPTION
     CG will provide administrative services of the following nature: Claim Administration; Cost Containment; Financial; Banking and Billing Administration.
     Benefits provided under this certificate are fully guaranteed by CG.
     This certificate is issued by:
     Connecticut General Life Insurance Company
     900 Cottage Grove Road
     Hartford, CT  06152

     If you have questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210.

DEFINITIONS
ACTIVE SERVICE
     You will be considered in Active Service:
          on any of your Employer's scheduled work days if you are performing the regular duties of your work on a full-time basis on that day either at your Employer's place of business or at some location to which you are required to travel for your Employer's business.

BED AND BOARD
     The term Bed and Board includes all charges made by a Hospital on its own behalf for room and meals and for all general services and activities needed for the care of registered bed patients.

CHARGES
     The term "charges" means the actual billed charges. It also means an amount negotiated by a provider, directly or indirectly, with CG if that amount is different from the actual billed charges.

COINSURANCE
     The term Coinsurance means the percentage of charges for Covered Expenses that an insured person is required to pay under the Plan.

CUSTODIAL SERVICES
     The term Custodial Services means any services which are not intended primarily to treat a specific Injury or Sickness (including mental illness, alcohol or drug abuse). Custodial Services include, but shall not be limited to:
          services related to watching or protecting a person;
          services related to performing or assisting a person in performing any activities of daily living, such as: (a) walking; (b) grooming; (c) bathing; (d) dressing; (e) getting in or out of bed; (f) toileting;
          (g) eating; (h) preparing foods; or (i) taking medications that can usually be self-administered; and services not required to be performed by trained or skilled medical or paramedical personnel.

DEPENDENT
     Dependents are:
          your lawful spouse; and
          any unmarried child of yours who is
          less than 19 years old;
          19 years but less than 25 years old, enrolled in school as a full-time student and primarily supported by you;
          19 or more years old and primarily supported by you and incapable of self-sustaining employment by reason of mental or physical handicap. Proof of the child's condition and dependence must be submitted to CG within 31 days after the date the child ceases to qualify above. During the next two years CG may, from time to time, require proof of the continuation of such condition and dependence. After that, CG may require proof no more than once a year.
     A child includes a legally adopted child from the start of any waiting period prior to the finalization of the child's adoption. It also includes a newly born infant who is adopted by the insured from the moment the insured takes physical custody of the child upon the child's release from the hospital prior to the finalization of the child's adoption. It also includes a stepchild who lives with you.
     Anyone who is eligible as an Employee will not be considered as a Dependent.
     Benefits for a Dependent child will continue until the last day of the calendar month in which his 19th birthday occurs, or in case of a student, until the last day of the month in which his 25th birthday occurs.
     No one may be considered as a Dependent of more than one Employee.

DURABLE MEDICAL EQUIPMENT
     The term Durable Medical Equipment means equipment which:
          can withstand repeated use;
          is primarily and customarily used to serve a medical purpose;
          is generally not useful to a person in the absence of Sickness or Injury; and is appropriate for use in the home.

EMERGENCY SERVICES
     Emergency Services are medical, surgical, Hospital and related health care services, including ambulance service, required in the case of an Emergency Condition. An Emergency Condition means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (a) placing the health of such person or other in serious jeopardy; or (b) serious impairment to such person's bodily functions; or (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person.

EMPLOYEE
     The term Employee means a full-time employee of the Employer. The term does not include employees who are part-time or temporary.

EMPLOYER
     The term Employer means the Policyholder and all Affiliated Employers.

EXPENSE INCURRED
     An expense is incurred when the service or the supply for which it is incurred is provided.

FREE-STANDING SURGICAL FACILITY
     The term Free-standing Surgical Facility means an institution which meets all of the following requirements:
          it has a medical staff of Physicians, Nurses and licensed anesthesiologists;
          it maintains at least two operating rooms and one recovery room;
          it maintains diagnostic laboratory and x-ray facilities;
          it has equipment for emergency care;
          it has a blood supply;
          it maintains medical records;
          it has agreements with Hospitals for immediate acceptance of patients who need Hospital Confinement on an inpatient basis; and it is licensed in accordance with the laws of the appropriate legally authorized agency.

HOME HEALTH AIDE
     The term Home Health Aide means a person who: (a) provides care of a medical or therapeutic nature; and (b) reports to and is under the direct supervision of a Home Health Care Agency.

HOME HEALTH CARE AGENCY
     The term Home Health Care Agency means a Hospital or a non-profit or public home health care agency which:
          primarily provides skilled nursing service and other therapeutic service under the supervision of a Physician or a Registered Graduate Nurse;
          is run according to rules established by a group of professional persons;
          maintains clinical records on all patients;
          does not primarily provide custodial care or care and treatment of the mentally ill;
but only if, in those jurisdictions where licensure by statute exists, that Home Health Care Agency is licensed and run according to the laws that pertain to agencies which provide home health care.

HOME HEALTH CARE PLAN
     The term Home Health Care Plan means a plan for care and treatment of a person in his home. To qualify, the plan must be established and approved in writing by a Physician who certifies that the person would require confinement in a Hospital or Skilled Nursing Facility if he did not have the care and treatment stated in the plan.

HOSPICE CARE PROGRAM
     The term Hospice Care Program means:
          a coordinated, interdisciplinary program to meet the physical, psychological, spiritual and social needs of dying persons and their families;
          a program that provides palliative and supportive medical, nursing and other health services through home or inpatient care during the illness;
          a program for persons who have a Terminal Illness and for the families of those persons.

HOSPICE CARE SERVICES
     The term Hospice Care Services means any services provided by: (a) a Hospital, (b) a Skilled Nursing Facility or a similar institution, (c) a Home Health Care Agency, (d) a Hospice Facility, or (e) any other licensed facility or agency under a Hospice Care Program.

HOSPICE FACILITY

The term Hospice Facility means an institution or part of it which:
          primarily provides care for Terminally Ill patients;
          is accredited by the National Hospice Organization;
          meets standards established by CG; and
          fulfills any licensing requirements of the state or locality in which it operates.

HOSPITAL
     The term Hospital means:
          an institution licensed as a hospital, which: (a) maintains, on the premises, all facilities necessary for medical and surgical treatment;
          (b) provides such treatment on an inpatient basis, for compensation, under the supervision of Physicians; and (c) provides 24-hour service by Registered Graduate Nurses;
          an institution which qualifies as a hospital, a psychiatric hospital or a tuberculosis hospital, and a provider of services under Medicare, if such institution is accredited as a hospital by the Joint Commission on the Accreditation of Hospitals;
          an institution which: (a) specializes in treatment of mental illness, alcohol or drug abuse or other related illness; (b) provides residential treatment programs; and (c) is licensed in accordance with the laws of the appropriate legally authorized agency; or a Free-standing Surgical Facility.
          The term Hospital will not include an institution which is primarily a place for rest, a place for the aged, or a nursing home.

DEFINITIONS
HOSPITAL CONFINEMENT OR CONFINED IN A HOSPITAL
     A person will be considered Confined in a Hospital if he is:
          a registered bed patient in a Hospital upon the recommendation of a Physician;
          an outpatient in a Hospital because of surgery;
          receiving emergency care in a Hospital for: (a) an Injury, on his first visit as an outpatient within 72 hours after the Injury is received; or (b) a sudden and unexpected Sickness within 12 hours after the Sickness begins, if lack of such care would cause his condition to worsen seriously; or
          Partially Confined for treatment of mental illness, alcohol or drug abuse or other related illness. Two days of being Partially Confined will be equal to one day of being Confined in a Hospital.
The term Partially Confined means continually treated for at least 3 hours but not more than 12 hours in any 24-hour period.

INJURY
     The term Injury means an accidental bodily injury.

MAIL-ORDER PHARMACY
     The term Mail-Order Pharmacy means a pharmacy designated as a primary distribution center for a mail-service program.

MEDICAID
     The term Medicaid means a state program of medical aid for needy persons established under Title XIX of the Social Security Act of 1965 as amended.

MEDICALLY NECESSARY
     The term Medically Necessary means:
          a service or supply which is determined by CG to be required for the treatment or evaluation of a medical condition, is consistent with the diagnosis and which would not have been omitted under generally accepted medical standards or provided in a less intensive setting.

MEDICARE
     The term Medicare means the program of medical care benefits provided under Title XVIII of the Social Security Act of 1965 as amended.

MENTAL ILLNESS
     The term "mental illness" means any disorder, other than a disorder induced by alcohol or drug abuse, which impairs the behavior, emotional reaction or thought process of a person, regardless of medical origin. In determining benefits payable, charges made for the treatment of any physiological symptoms related to a mental illness will not be considered to be charges made for treatment of a mental illness.

NECESSARY SERVICES AND SUPPLIES
     The term Necessary Services and Supplies includes:
          any charges, except charges for Bed and Board, made by a Hospital on its own behalf for medical services and supplies actually used during Hospital Confinement;
          any charges, by whomever made, for licensed ambulance service to or from the nearest Hospital where the needed medical care and treatment can be provided; and any charges, by whomever made, for the administration of anesthetics during Hospital Confinement.
     The term Necessary Services and Supplies will not include any charges for special nursing fees, dental fees or medical fees.

NURSE
     The term Nurse means a Registered Graduate Nurse, a Licensed Practical Nurse or a Licensed Vocational Nurse who has the right to use the abbreviation "R.N.," "L.P.N." or "L.V.N."

PARTICIPATING MAIL-ORDER PHARMACY
     The term Participating Mail-Order Pharmacy means a Mail-Order Pharmacy which has contracted directly or indirectly with Connecticut General Life Insurance Company on behalf of RxPRIME.

PARTICIPATING PROVIDER
     The term Participating Provider means:
          an institution, facility or agency which has entered into a contract with a Preferred Provider Organization (referred to as the PPO) to provide medical services at a predetermined cost in accordance with the agreement between CG and the PPO.
          a health care professional who has entered into a contract with a PPO to provide medical services at predetermined fees as negotiated by CG and that PPO.
The providers qualifying as Participating Providers may change from time to time. A list of the current Participating Providers will be provided by your Employer.

PARTICIPATING RETAIL PHARMACY
     The term Participating Retail Pharmacy means a Retail Pharmacy which has contracted directly or indirectly with Connecticut General Life Insurance Company on behalf of RxPRIME.

PHARMACY
     The term Pharmacy means a licensed establishment where prescription drugs are dispensed by a pharmacist.

PHYSICIAN
     The term Physician means a licensed medical practitioner who is practicing within the scope of his license and who is licensed to prescribe and administer drugs or to perform surgery. It will also include any other licensed medical practitioner whose services are required to be covered by law in the locality where the policy is issued if he is:
          operating within the scope of his license; and performing a service for which benefits are provided under this plan when performed by a Physician.

PRESCRIPTION LEGEND DRUG
     The term Prescription Legend Drug means any medicinal substance requiring, under the Federal Food, Drug and Cosmetic Act, a label that reads: "Caution:
Federal law prohibits dispensing without a prescription."

PRESCRIPTION ORDER
     The term Prescription Order means the request for each separate drug or medication by a Physician or each authorized refill of such request.

PSYCHOLOGIST
     The term Psychologist means a person who is licensed or certified as a clinical psychologist. Where no licensure or certification exists, the term Psychologist means a person who is considered qualified as a clinical psychologist by a recognized psychological association. It will also include any other licensed counseling practitioner whose services are required to be covered by law in the locality where the policy is issued if he is:
          operating within the scope of his license; and performing a service for which benefits are provided under this plan when performed by a Psychologist.

REASONABLE AND CUSTOMARY CHARGE
     A charge will be considered Reasonable and Customary if:
          it is the normal charge made by the provider for a similar service or supply; and it does not exceed the normal charge made by most providers of such service or supply in the geographic area where the service is received, as determined by CG.
     To determine if a charge is Reasonable and Customary, the nature and severity of the Injury or Sickness being treated will be considered.

RETAIL PHARMACY
     The term Retail Pharmacy means any pharmacy other than a pharmacy designated as a primary distribution center for a mail service program.

SICKNESS - FOR MEDICAL INSURANCE
     The term Sickness means a physical or mental illness. It also includes pregnancy. Expenses incurred for routine Hospital and pediatric care of a newborn child prior to discharge from the Hospital nursery will be considered to be incurred as a result of Sickness.

SKILLED NURSING FACILITY
     The term Skilled Nursing Facility means a licensed institution (other than a Hospital, as defined) which specializes in:
          physical rehabilitation on an inpatient basis; or skilled nursing and medical care on an inpatient basis;
but only if that institution: (a) maintains on the premises all facilities necessary for medical treatment; (b) provides such treatment, for compensation, under the supervision of Physicians; and (c) provides Nurses' services.

TERMINAL ILLNESS
     A Terminal Illness will be considered to exist if a person becomes terminally ill with a prognosis of six months or less to live, as diagnosed by a Physician.

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